Exhibit 10.43

AMENDMENT NO. 1
TO EMPLOYMENT AGREEMENT

        Reference is made to the Employment Agreement dated as of April 16, 2002 (the "Employment Agreement") entered into between American Spectrum Realty, Inc., a Maryland corporation (the "Company") and Patricia A. Nooney ("Executive"). Capitalized terms used but not defined herein shall have the meanings set forth in the Employment Agreement.

W I T N E S S E T H:

        WHEREAS, the Company and Executive are parties to the Employment Agreement;

        WHEREAS, the Company and Executive desire to enter into this amendment to the Employment Agreement (the "Amendment") to modify certain of the terms thereof;

        NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend the Employment Agreement as follows:

        1.     The description of Executive's position with the Company in paragraph 1 of the Employment Agreement is hereby amended to provide that from and after October 16, 2003, Executive shall be Chief Operating Officer of the Company.

        2.     The expiration of the Term (as defined in paragraph 2 of the Employment Agreement) of Executive's employment is hereby extended for one additional year beyond the current expiration provided for in the Employment Agreement.

        3.     Executive's Base Salary (as defined in paragraph 3a. of the Employment Agreement) is hereby increased to $200,000 annually as of October 16, 2003.

        4.     Except as expressly amended hereby, the provisions of the Employment Agreement are and shall remain in full force and effect.

        5.     This Amendment shall be governed by and construed according to the laws of the State of California without regard to conflicts of laws. This Amendment may be executed on one or more counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment on this 6th day of October 2003.

AMERICAN SPECTRUM REALTY, INC.
By:	/s/ William J. Carden William J. Carden, Chairman
/s/ Patricia A. Nooney PATRICIA A. NOONEY